EXHIBIT 21.1
Subsidiaries of Panda Ethanol, Inc.
March 31, 2008

Jurisdiction of Organization
Panda Ethanol Holdings, LLC	Delaware
Panda Haskell Ethanol, L.P.	Delaware
Panda Haskell Holdings, LLC	Delaware
Panda Haskell I, LLC	Delaware
Panda Haskell II, LLC	Delaware
Panda Hereford Ethanol, L.P.	Delaware
PHE I, LLC	Delaware
PHE II, LLC	Delaware
Panda Hereford Holdings, LLC	Delaware
PEI Lincoln Ethanol, L.P.	Delaware
Panda Lincoln Holdings, LLC	Delaware
PEI Lincoln I, LLC	Delaware
PEI Lincoln II, LLC	Delaware
Panda Sherman Ethanol, L.P.	Delaware
Panda Sherman I, LLC	Delaware
Panda Sherman II, LLC	Delaware
Panda Sherman Holdings, LLC	Delaware
Panda Yuma Ethanol, L.P.	Delaware
Panda Yuma I, LLC	Delaware
Panda Yuma II, LLC	Delaware
Panda Yuma Holdings, LLC	Delaware
Panda Muleshoe Holdings, LLC	Delaware
Panda Muleshoe Ethanol, LLC	Delaware
Panda Ethanol Management, LLC	Delaware
PGS Ethanol Holdings, LLC	Delaware
Panda Global Services Haskell, LLC	Delaware
Panda Global Services Hereford, LLC	Delaware
Panda Global Services Lincoln, LLC	Delaware
Panda Global Services Muleshoe, LLC	Delaware
Panda Global Services Sherman, LLC	Delaware
Panda Global Services Yuma, LLC	Delaware
Panda Grain, LLC	Delaware
Panda Transportation Company, LLC	Delaware
Panda Ethanol Pool, LLC	Delaware
Panda Ethanol Acquisitions, LLC	Delaware